UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

SHINECO, INC.

(Name of Registrant As Specified In Its Charter)

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SHINECO, INC.

Room 1001, Building T5, DaZu Square,

Daxing District, Beijing

People’s Republic of China 100176

(+86) 10-58693193

August [  ], 2021

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Shineco, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Shineco, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below. The holders of a majority of the Company’s voting capital stock by written consent in lieu of a meeting, pursuant to Sections 228 and 141(k) of the Delaware General Corporation Law and Section 2.10 of our amended and restated bylaws, approved the following corporate actions (“Authorizations”):

i)	the removal of Ms. Mingye Wang and Mr. Lei Gao as directors of the Board of Directors of the Company (the “Board”);
ii)	the election of Ms. Jennifer Zhan and Mr. Mike Zhao as directors of the Board;
iii)	the entry into Securities Purchase Agreements (the “Purchase Agreements”), pursuant to which the Company sold to an institutional investor (“Investor”) three unsecured convertible promissory notes (the “Notes”) for an aggregate purchase price of $10,540,000 and issued the Notes to the Investor (the “Financing Transaction”);
iv)	future sale and issuance of convertible promissory notes (“Future Notes”) to the Investor for an aggregate purchase price no more than $10,000,000 within one year after July 16, 2021 (“Future Financing Transaction”); and
v)	The future issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes and Future Notes.

This Information Statement is being furnished to our stockholders of record as of July 23, 2021 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Yuying Zhang
Yuying Zhang Chiarman of the Board

August [  ], 2021

SHINECO, INC.

Room 1001, Building T5, DaZu Square,

Daxing District, Beijing

People’s Republic of China 100176

(+86) 10-58693193

INFORMATION STATEMENT

(Preliminary)

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Shineco, Inc., a Delaware corporation. Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176, telephone (+86) 10-58693193.

This Information Statement is first being mailed on or about [●], 2021 to the Company’s common stockholders of record as of July 23, 2021.

We are furnishing this Information Statement in connection with actions taken by stockholders who have the authority to vote a majority of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”).

By written consent dated July 14, 2021, as permitted by Sections 228 and 141(k) of the Delaware General Corporation Law (the “DGCL”) and Section 2.10 of our amended and restated bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved the following corporate actions:

i)	the removal of Ms. Mingye Wang and Mr. Lei Gao as directors of the Board; and
ii)	the election of Ms. Jennifer Zhan and Mr. Mike Zhao as directors of the Board.

By written consent dated July 15, 2021, as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.10 of our amended and restated bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock approved and ratified the following corporate actions:

i)	the entry into Securities Purchase Agreements (the “Purchase Agreements”), pursuant to which the Company sold to an institutional investor (“Investor”) three unsecured convertible promissory notes (the “Notes”) for an aggregate purchase price of $10,540,000 and issued the Notes to the Investor (the “Financing Transaction”);
ii)	future sale and issuance of convertible promissory notes (“Future Notes”) to the Investor for an aggregate purchase price no more than $10,000,000 within one year after July 16, 2021 (“Future Financing Transaction”); and
iii)	The future issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company upon the conversion of the Notes and Future Notes.

Concurrently with the Authorizations, all of the members of the Board, by written consent in lieu of a meeting, as provided under the DGCL, provided a similar authorization.

DGCL

The foregoing resolutions for the removal and election of directors were adopted pursuant to DGCL and the Company’s bylaws. In accordance with Section 141(k) of DGCL and Section 3.2(b) of the Company’s bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation otherwise provides. The Company’s Certificate of Incorporation does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

Nasdaq Requirements

The foregoing resolutions for the Financing Transaction and the Future Financing Transaction are required because under the terms of the Notes, the Company will most likely have to issue more than 19.99% of its issued and outstanding Common Stock pursuant to the conversion of the Notes and Future Notes by the Investor.

Under NASDAQ Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance (the “Exchange Cap”) and the price per share of Common Stock issued is less than the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will comply with NASDAQ Listing Rule 5635(d), as these resolutions constitute shareholder approval for the Company to issue shares of Common Stock to the holders of Notes or the Future Notes in an amount more than 19.99% of the issued and outstanding Common Stock on the closing date under the Purchase Agreements or any future purchase agreements, even if the price per share of Common Stock issued in connection with the Financing Transaction is less than the Minimum Price.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is July 14, 2021 (the “Voting Record Date”). The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on July 23, 2021 (the “Mailing Record Date”). As of the Voting Record Date, the Company had 7,881,482 shares of voting stock outstanding, with all 7,881,482 shares being Common Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 2.10 of the Company’s bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without notice, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 141(k) of the DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Company’s Certificate of Incorporation (as amended to-date) does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

The consenting shareholders voted to approve the corporate actions and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date totaled in the aggregate 55.23% of the outstanding voting stock.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

REMOVAL AND ELECTION OF DIRECTORS

Pursuant to Section 228(a) of the DGCL and Section 2.10 of the Company’s bylaws, on July 14, 2021, the holders of a majority of the Company’s outstanding voting rights voted to approve the following actions:

i)	the removal of Ms. Mingye Wang and Mr. Lei Gao as directors of the Board; and
ii)	the election of Ms. Jennifer Zhan and Mr. Mike Zhao as directors of the Board.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

FINANCING TRANSACTION

On June 16, 2021, Shineco, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “June Agreement”) pursuant to which the Company issued an unsecured convertible promissory note with a one-year maturity (“June Note”) to an institutional accredited investor Streeterville Capital, LLC (“Investor”). June Note has the original principal amount of $3,170,000.00 and Investor gave consideration of $3 million, reflecting original issue discount of $150,000 and Investor’s legal fee of $20,000. On July 16, 2021, the Company entered into a Securities Purchase Agreement (the “July Agreement”) pursuant to which the Company issued two unsecured convertible promissory notes with a one-year maturity to Investor. The first convertible promissory note (“Note #1”) has the original principal amount of $3,170,000.00 and the Investor will give consideration of $3 million, reflecting original issue discount of $150,000 and Investor’s legal fee of $20,000. The second convertible promissory note (“Note #2”) has the original principal amount of $4,200,000.00 and Investor will give consideration of $4 million, reflecting original issue discount of $200,000. June Note, Note #1 and Note #2 are collectively referred to as the Notes. June Agreement and July Agreement are collectively referred to as the Agreements. The Company anticipates using the proceeds for general working capital purposes.

Interest accrues on the outstanding balance of the Notes at 6% per annum. Upon the occurrence of an Event of Default, interest accrues at the lesser of 22% per annum or the maximum rate permitted by applicable law. In addition, upon any Event of Default, the Investor may accelerate the outstanding balance payable under the Notes, which will increase automatically upon such acceleration by 15% or 5%, depending on the nature of the Event of Default.

Pursuant to the terms of the Agreements and the Notes, the Company must obtain Investor’s consent for certain fundamental transactions such as consolidation, merger, disposition of substantial assets, change of control, reorganization or recapitalization. Any occurrence of a fundamental transaction without Investor’s prior written consent will be deemed an Event of Default.

Investor may redeem all or any part the outstanding balance of the Notes, at any time after six months from the issue date upon three trading days’ notice, in cash or converting into shares of the Company’s Common Stock at a price equal to 80% multiplied by the lowest daily VWAP during the fifteen (15) trading days immediately preceding the applicable redemption conversion, subject to certain adjustments and ownership limitations specified in the Notes. The Notes provide for liquidated damages upon failure to comply with any of the terms or provisions of the Notes. The Company may prepay the outstanding balance of the Notes in cash equal to 120% multiplied by the portion of the outstanding balance the Company elects to prepay.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance and sale of June Note and underlying shares of Common Stock. The underlying shares of Common Stock in connection with the issuance and sale of Note #1 and Note #2 may be issued pursuant to the Company’s effective shelf registration statement. The Company agreed, within ten days of the issuance and sale of Note #1, to file with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b) of the Securities Act registering at least $7,500,000.00 in Common Stock for the benefit of Investor.

FUTURE FINANCING TRANSACTION

Within one year after July 16, 2021, the Company may sell and issue convertible promissory notes (“Future Notes”) to the Investor for an aggregate purchase price of no more than $10,000,000 under similar terms and conditions with the Notes pursuant to the Purchase Agreements.

Potential Effect of the Financing Transaction

Any issuance of additional shares of Common Stock as a result of the conversion of the Notes and Future Notes that were approved by the consenting stockholders pursuant to the Authorizations will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Voting Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 7,881,482 shares of Common Stock that were outstanding as of the Voting Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Directors and Executive Officers of the Company:
Jennifer Zhan	—		—
Yuying Zhang	536,703	(2)	6.81%
Sai (Sam) Wang	517,294	(3)	6.56%
Jin Liu	—		—
Yanzeng An	—		—
Harry Edelson	—		—
Mike Zhao	—		—
All directors and executive officers as a group (eight individuals)	1,053,997		13.37%

Five Percent or More Stockholder:
Shanchun Huang	780,000		9.90%
Li Chang	679,736		8.62%

(1)	Unless otherwise indicated, the business address of each of the persons and entities is Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176.

(2)	Includes 409,687 shares of Common Stock, of which Yuying Zhang may exercise voting rights as a stockholder of the Company at his sole discretion pursuant to certain voting rights proxy agreements.

(3)	Includes 434,000 shares of Common Stock, of which Sai (Sam) Wang may exercise voting rights as a stockholder of the Company at his sole discretion pursuant to certain voting rights proxy agreements.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

No officer, director or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to us, at Shineco, Inc., Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176, telephone (+86) 10-58693193. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

●	Current Reports on Form 8-K filed on July 12, 2021, July 15, 2021, July 16, 2021 and July 21, 2021.

You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

By Order of the Board of Directors

/s/ Yuying Zhang
Yuying Zhang
Chairman of the Board

August [ ], 2021